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PROXY                                                               EXHIBIT 99.4

                   PRELIMINARY COPY -- SUBJECT TO COMPLETION

                           PER-SE TECHNOLOGIES, INC.
                       1145 SANCTUARY PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30004

                        SPECIAL MEETING OF STOCKHOLDERS

                                          , 2005

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                       STOCKHOLDERS ON           , 2005.

     Philip M. Pead, Chris E. Perkins and Paul J. Quiner, and each of them are hereby appointed as proxies for the undersigned, to vote all the shares of common stock of Per-Se Technologies, Inc. ("Per-Se"), which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Special Meeting") to be held at on beginning at local time, and at any adjournments or postponements thereof.

     This proxy will be voted as directed by the stockholder on the proposals listed on the reverse side of this proxy. If no direction is specified by the stockholder, this proxy will be voted for the items listed on the reverse side of this proxy.

     The undersigned may revoke this proxy in one of three ways: (1) by sending to the Corporate Secretary of Per-Se an executed notice of revocation, (2) by sending to the Corporate Secretary of Per-Se a new, valid proxy bearing a later date or (3) by attending the meeting and voting in person which will automatically cancel any proxy previously given, or by revoking your proxy in person. Attendance at the Special Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of Per-Se prior to the taking of the vote at the Special Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Corporate Secretary of the Special Meeting or should be sent so as to be delivered to Per-Se Technologies, Inc. at 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Attention: , Corporate Secretary.

     The Per-Se board of directors unanimously recommends that Per-Se stockholders vote: (i) to approve the issuance of Per-Se common stock pursuant to the merger agreement and (ii) to postpone or adjourn the special meeting to a later date to solicit additional proxies with respect to the approval of the issuance of Per-Se common stock pursuant to the merger agreement in the event that there are insufficient votes to approve the issuance of Per- Se common stock pursuant to the merger agreement at the special meeting.

INSTRUCTIONS FOR VOTING YOUR PROXY

     You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be
received no later than 5:00 p.m. Eastern Time on           , 2005. If you vote
by telephone or Internet, do not return your proxy card by mail.

     VOTE BY TELEPHONE Available only until 5:00 p.m. Eastern Time           ,
2005.

        On a touch-tone telephone, call TOLL FREE 24 hours a day, 7 days a week.

        Have your proxy card ready, then follow the prerecorded instructions. You will be asked to enter ONLY the CONTROL NUMBER shown below.

        Your vote will be confirmed and cast as you direct.

     VOTE BY INTERNET Available only until 5:00 p.m. Eastern Time           ,
2005.

        Visit the Internet voting site at           . You will incur only your
        usual Internet access charges.

     - Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

     - Your vote will be confirmed and cast as you direct.
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     VOTE BY MAIL Must be received prior to the Special Meeting.

     - Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

               COMPANY NUMBER                      CONTROL NUMBER

PROPOSAL 1

     Proposal 1 is more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encouraged to read the Joint Proxy Statement/Prospectus carefully.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal 1

     To approve the issuance of Per-Se Technologies, Inc. common stock, par value $0.01 per share, which is referred to as Per-Se common stock, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 26, 2005, by and among Per-Se Technologies, Inc., Royal Merger Co., a wholly owned subsidiary of Per-Se Technologies, Inc., and NDCHealth Corporation, pursuant to which NDCHealth Corporation will become a wholly owned subsidiary of Per-Se Technologies, Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice as described in the Merger Agreement and the accompanying Joint Proxy Statement/Prospectus.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

PROPOSAL 2

     Proposal 2 is more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encourage to read the Joint Proxy Statement/Prospectus carefully.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

Proposal 2

     To adjourn or postpone the special meeting to solicit additional proxies if there are not sufficient votes for Proposal 1.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     Please check the box indicated below if you wish to withhold providing discretionary authority to the proxies named in the Joint Proxy
Statement/Prospectus to vote your shares of Per-Se common stock on all other matters relating to the Special Meeting.

     [ ] WITHHOLD AUTHORITY
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     The undersigned acknowledges receipt from Per-Se prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the merger.

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                                                            Change of Address (if applicable):

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                                                            Date:
                                                            ---------------------------------------- , 2005

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                                                            Signature(s)

                                                            Please date, sign exactly as your name
                                                            appears on your stock certificate and mail
                                                            the proxy promptly. When signing as an
                                                            attorney, executor, administrator, trustee
                                                            or guardian, please give your full title as
                                                            such. If this proxy is submitted by a
                                                            corporation or partnership, it should be
                                                            executed in the full corporate or
                                                            partnership name by a duly authorized
                                                            person. If shares are held jointly, each
                                                            stockholder must sign. This proxy, if
                                                            properly executed and delivered, will revoke
                                                            all previous proxies.
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